Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 gives effect to the Transactions as if they had occurred as of September 30, 2006. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to the Transactions (as defined below) as if they had occurred as of January 1, 2005. The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial position would have been as if the Transactions had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period or date.

The term “Financing Transactions” means, collectively:

•	the issuance of the $215.0 million of our 7 3/4% senior notes due 2016;

•	the draw of $40.0 million under our amended and restated senior secured credit facility;

•	the issuance of $6.9 million of loan notes to FD shareholders; and

•	the assumed issuance of 1.2 million shares of our common stock to FD shareholders valued at $27.9 million.

The Financing Transactions, together with the Acquisition, are collectively referred to as the “Transactions.”

All historical FD financial data included in the pro forma condensed consolidated financial statements are presented in accordance with U.K. generally accepted accounting principles. With the exception of certain reclassifications to conform FD financial data to FTI’s historical presentation, the U.S. GAAP adjustments for 2005 have been audited in accordance with auditing standards generally accepted in the United States of America. The U.S. GAAP adjustments to the income statement for the nine months ended September 30, 2006 are unaudited. For purposes of the following unaudited pro forma condensed consolidated financial statements, the FD balance sheet as of September 30, 2006 has been converted at an exchange rate of $1.87/£1, the FD income statement for the year ended December 31, 2005 has been converted at an average exchange rate of $1.82/£1 and the FD income statement for the nine months ended September 30, 2006 has been converted at an average exchange rate of $1.82/£1.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable. The pro forma adjustments and primary assumptions are described in the accompanying notes. You should read our unaudited pro forma condensed consolidated financial statements and the related notes hereto in conjunction with our historical consolidated financial statements and the related notes thereto and other information contained in “Use of Proceeds,” “Capitalization,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

We expect to make 338G elections with respect to the Acquisition and therefore no deferred tax adjustments have been assumed for purposes of the pro forma financial statements.

FTI CONSULTING, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

	Historical FTI	Historical FD	Adjustments to conform to U.S. GAAP		Historical FD as Adjusted	Pro Forma Adjustments		Pro Forma
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$22,491	$25,473			$25,473	245,800	(e)	$42,513
						(225,800)	(f)
						(25,451)	(g)
Accounts receivable, net	178,112	23,521			23,521			201,633
Notes receivable	7,528	—			—			7,528
Deferred income taxes	9,816	1,766			1,766			11,582
Prepaid expenses and other current assets	27,215	4,355			4,355			31,570

Total current assets	245,162	55,115			55,115			294,826
Property and equipment, net	33,612	5,375			5,375			38,987
Goodwill	647,317	67,697	(14,713)	(a)	44,923	138,554	(h)	830,794
			(8,061)	(c)
Other intangible assets, net	33,442	—	14,997	(a)	14,997	50,685	(i)	99,124
Other assets	71,344	1,332	1,537	(b)	2,869	9,200	(e)	81,876
						(1,537)	(j)

Total assets	$1,030,877	$129,519			$123,279			$1,345,607

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$33,488	$20,574	1,537	(b)	15,464			$48,952
			(2,223)	(c)
			(4,424)	(d)
Accrued compensation	56,399	6,545			6,545			62,944
Current portion of long-term debt	42	9,943			9,943	(2,252)	(j)	3,479
						3,437	(k)
						(7,691)	(g)
Billings in excess of services provided	10,746	2,947			2,947			13,693

Total current liabilities	100,675	40,009			34,899			129,068

Revolving credit facility	—				—	40,000	(e)	40,000
Exchange notes offered hereby	—				—	215,000	(e)	215,000
Senior notes	198,018				—			198,018
Convertible notes	150,000				—			150,000
Other long term debt	343	56,632			56,632	(38,872)	(j)	3,780
						3,437	(k)
						(17,760)	(g)
Deferred rent, capital lease obligations and other, net of current portion	24,662	10,244			10,244	(10,244)	(j)	24,662
Deferred income taxes	45,648				—			45,648
Stockholders’ equity	511,531	22,634	284	(a)	21,504	(21,504)	(l)	539,431
			(5,838)	(c)		27,900	(m)
			4,424	(d)

Total liabilities and stockholders’ equity	$1,030,877	$129,519			$123,279			$1,345,607

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FTI CONSULTING, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical FTI	Historical FD	Adjustments to conform to U.S. GAAP		Historical FD as Adjusted	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share data)
INCOME STATEMENT DATA
Revenues	$539,545	$93,248			$93,248			$632,793
Direct cost of revenues	291,592	10,725	44,313	(n)	55,038			346,630
Selling, general and administrative expense	127,727	66,419	1,361	(o)	23,414	(1,361)	(q)	150,391
			(44,366)	(n)		611	(r)
Amortization of other intangibles	6,534	2,641	(342)	(o)	2,299	3,644	(s)	12,477

Operating income	113,692	13,463			12,497			123,295
Interest and other expenses, net	(14,876)	(4,128)	(53)	(n)	(4,181)	(21,073)	(t)	(35,442)
					—	4,688	(u)
Litigation settlement gains (losses), net	(1,629)	—			—			(1,629)

Income from operations, before income tax provision	97,187	9,335			8,316			86,224
Income tax provision	40,819	3,695	(1,114)	(p)	2,581	(7,185)	(v)	36,215

Net income	$56,368	$5,640			$5,735			$50,009

Earnings per common share
Basic	$1.38							$1.19

Diluted	$1.35							$1.16

Weighted average number of common shares outstanding
Basic	40,947					1,202	(m)	42,149

Diluted	41,787					1,202	(m)	42,989

See accompanying notes to unaudited pro forma condensed consolidated financial statements

FTI CONSULTING, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Historical FTI	Historical FD	Adjustments to conform to U.S. GAAP		Historical FD as Adjusted	Pro Forma Adjustments			Pro Forma
	(in thousands, except per share data)
INCOME STATEMENT DATA
Revenues	$491,092	$92,876			$92,876				$583,968
Direct cost of revenues	276,896	6,732	44,153	(n)	50,885				327,781
Selling, general and administrative expense	121,547	65,520	4,323	(o)	25,690	(4,323)	(q)		143,372
			(44,153)	(n)		458	(r)
Special Charges	22,972								22,972
Amortization of other intangibles	8,310	2,876	(710)	(o)	2,166	1,519	(s)		11,995

Operating income	61,367	17,748			14,135				77,848
Interest and other expenses, net	(16,105)	(2,749)			(2,749)	(15,804)	(t)		(30,709)
						3,949	(u)
Litigation settlement gains (losses), net	419	—			—				419

Income from operations, before income tax provision	45,681	14,999			11,386				47,558
Income tax provision	21,013	6,010	(2,464)	(p)	3,546	(2,683)	(v)		21,876

Net income	$24,668	$8,989			$7,840				$25,682

Earnings per common share
Basic	0.63								$0.63

Diluted	0.61								$0.62

Weighted average number of common shares outstanding
Basic	39,338					1,202	(m	)	40,540

Diluted	40,112					1,202	(m	)	41,314

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and income statements for the year ended December 31, 2005 and the nine months ended September 30, 2006 are presented below:

(a)	Adjustment to conform FD’s balance sheet and accounting for acquisitions to accounting principles generally accepted in the U.S. to reclassify $14.7 million from goodwill to other accounts as follows:

•	$22.8 million to other intangible assets, net of $7.8 million of amortization expense; and

•	$0.3 million to increase retained earnings representing the elimination of $8.1 million of goodwill amortization recognized under U.K. generally accepted accounting principles offset by $7.8 million of intangible asset amortization recognized in conformity with accounting principles generally accepted in the U.S.

(b)	Adjustment to reclassify $1.5 million of deferred financing costs from current liabilities to other assets in conformity with accounting principles generally accepted in the U.S.

(c)	Adjustment to reflect contingent consideration related to certain business combinations in conformity with accounting principles generally accepted in the U.S. including:

•	$5.8 million of compensation expense to be recognized under accounting principles generally accepted in the U.S.; and

•	$8.1 million to reduce current liabilities and goodwill related to contingent consideration liabilities recorded at the acquisition date.

(d)	Adjustment to reflect deferred taxes in conformity with accounting principles generally accepted in the U.S.

(e)	Adjustment to record the issuance of $215.0 million of our 7¾% senior notes due 2016 and $40.0 million of revolving line of credit borrowings under our amended and restated senior secured credit facility, net of the payment of related fees and expenses that we estimate will be $9.2 million.

(f)	Adjustment to reflect the use of $225.8 million of proceeds from the Financing Transactions, including $5.2 million of fees and expenses, to acquire FD and record the related purchase price allocation adjustments. The purchase price allocation adjustments include the adjustments listed in (h) through (m) below.

(g)	Adjustment to record the use of $25.4 million to repay bank debt of FD.

(h)	Adjustment to eliminate $44.9 million of goodwill on FD’s historical balance sheet and record $183.5 million of goodwill resulting from the Acquisition.

(i)	Adjustment to eliminate $15.0 million of other intangible assets on FD’s historical balance sheet and record $65.7 million of other intangible assets resulting from the Acquisition.

(j)	Adjustment to eliminate $41.1 million of long-term debt, including the current portion of $2.2 million and the long-term portion of $38.9 million, along with accrued interest of $10.2 million and $1.5 million of related deferred financing fees which we are not assuming as part of the Acquisition.

(k)	Adjustment to reflect the assumed issuance of $6.9 million of notes in connection with the Acquisition of which $3.44 million is recorded in the current portion of long-term debt and $3.44 million is recorded as long-term assuming the loan notes will be repaid over two years.

(l)	Adjustment to eliminate stockholders’ equity from FD’s historical balance sheet.

(m)	Adjustment to reflect the assumed issuance of 1.2 million shares of our common stock valued at $27.9 million in connection with the Acquisition.

(n)	Adjustment to reclassify FD’s expenses for the year ended December 31, 2005 and the nine months ended September 30, 2006, consistent with our presentation.

(o)

Adjustments to present FD’s income statement in conformity with accounting principles generally accepted in the U.S. related to the accounting for business combinations. For the year ended December 31, 2005, the adjustments include (i) a $0.3 million adjustment to reduce amortization expense attributable to amortizable intangible assets and (ii) the accrual of $1.4 million of contingent consideration as compensation expense related to certain business combinations completed by FD. For the nine months ended September 30, 2006, the adjustments include (i) a $0.7 million adjustment to reduce amortization expense attributable to amortizable intangible assets and (ii) the accrual of $4.3 million of contingent consideration as compensation expense related to business combinations completed by FD.

(p)	Represents the income tax effect of the U.S. GAAP adjustments described in note (o).

(q)	In connection with the Acquisition, the terms of FD’s contingent consideration agreements were modified such that the consideration was no longer contingent on continued employment. As a result, this adjustment eliminates the compensation expense reflected in note (o).

(r)	Adjustment to record $0.6 million and $0.5 million of expense attributable to share-based awards we intend to grant to employees of FD in connection with the Acquisition for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

(s)	For the year ended December 31, 2005, the adjustment reflects additional amortization expense of $5.9 million attributable to amortizable intangibles acquired as a result of the Acquisition; offset by the reversal of $2.3 million associated with acquisitions completed by FD. For the nine months ended September 30, 2006, the adjustment reflects additional amortization expense of $3.7 million attributable to amortizable intangibles acquired as a result of the Acquisition; offset by the reversal of $2.2 million associated with acquisitions completed by FD.

(t)	Adjustment represents pro forma interest expense calculated using a 7.75% interest rate for the $215.0 million of Notes offered hereby, an assumed interest rate of 7.63% for the $40.0 million of borrowings under our amended and restated senior secured credit facility and an assumed interest rate of 4.1% on $6.9 million of loan notes issued to FD shareholders as a result of the Acquisition, all of which are considered outstanding for each period presented. For the year ended December 31, 2005, the adjustment also includes amortization of deferred financing costs of $0.8 million related to the notes over a ten-year period and $0.3 million related to the borrowings under our revolving line of credit over a five-year period. For the nine months ended September 30, 2006, the adjustment includes amortization of deferred financing costs of $0.6 million related to the notes over a ten-year period and $0.2 million related to the borrowings under our revolving line of credit over a five-year period.

(u)	Adjustment to reverse interest expense attributable to FD’s long-term debt which we are not assuming as part of the Acquisition.

(v)	Represents the income tax effect of the pro forma adjustments described in notes (n) through (u) calculated at our effective tax rate which was 42.0% for the year ended December 31, 2005 and 46.0% during the nine months ended September 30, 2006.